UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Osprey Bitcoin Trust

(Exact name of registrant as specified in its charter)

Delaware	001-43024	37-6695894
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

777 Brickell Avenue

Suite 500

Miami, FL 33131

(Address of principal executive offices) (Zip Code)

(914) 214-4697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2026, Osprey Funds, LLC, the sponsor (the “Sponsor”) of Osprey Bitcoin Trust (the “Trust”), and Delaware Trust Company entered into an amendment (the “Amendment”) to the Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) to update the order placement time of Purchase and Redemption Orders, as defined therein, from 6:00 p.m., Eastern Time on the Business Day prior to the trade date to 5:30 p.m. Eastern Time on the Business Day prior to the trade date for cash orders.

The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is subject to, and qualified entirely by reference to, the full text of the Amendment, which is filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
1.01	Amendment to the Trust Agreement, dated as of January 9, 2026, by and among Osprey Funds, LLC and Delaware Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 12, 2026

Osprey Funds, LLC, as Sponsor of Osprey Bitcoin Trust

By:	/s/ Gregory D. King
Name:	Gregory D. King
Title:	Chief Executive Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Osprey Funds, LLC, the Sponsor of the Registrant.